EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 (the "Registration Statement") of NationsHealth, Inc. (the "Company") for the registration of an aggregate of 1,900,000 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), issuable under the NationsHealth, Inc. 2004 Stock Option Plan, of our report dated February 26, 2004 (except for Notes 5 and 6, as to which the date is June 29, 2004) with respect to the consolidated financial statements of NationsHealth Holdings, L.L.C. included in the definitive proxy statement on Schedule 14A, dated August 13, 2004 which was previously filed by Millstream Acquisition Corporation with the Securities and Exchange Commission.


                                              /s/   RACHLIN COHEN & HOLTZ LLP
                                              ----------------------------------
                                              Rachlin Cohen & Holtz LLP

Fort Lauderdale, Florida
September 30, 2004